Exhibit 99.1

                  Medical Staffing Network Holdings to Discuss
             Fourth Quarter and Year-End Earnings on March 6, 2007

     BOCA RATON, Fla.--(BUSINESS WIRE)--Feb. 20, 2007--Medical Staffing Network Holdings, Inc. (NYSE: MRN), a leading healthcare staffing company and the largest provider of per diem nurse staffing services in the nation, today announced that it will report its earnings for the fourth quarter and year ended December 31, 2006, after the market closes on Monday, March 5, 2007. The Company's management will host a conference call and webcast to discuss the earnings release at 11:00 a.m. Eastern time, on Tuesday, March 6, 2007.

     To listen to the call, participants should dial 1-866-501-1080 approximately ten minutes prior to the start time of the call. A telephonic replay of the call may be accessed by dialing 1-800-633-8284 and entering access code 21323561. A replay will be available from 1:00 p.m. Eastern time on Tuesday, March 6th, through 6:00 p.m. on Wednesday, March 7, 2007. The conference call will also be available through the Company's website at http://www.msnhealth.com or at www.earnings.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

     Company Summary

     Medical Staffing Network Holdings, Inc. is the largest provider of per diem nurse staffing services in the United States. The Company also provides travel nurse staffing services and is a leading provider of allied health professionals, including radiology specialists, diagnostic imaging technicians and clinical laboratory technicians.


     CONTACT: Medical Staffing Network Holdings, Inc.
              Jeff Yesner, (561) 322-1303
              Vice President, Finance